---------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF
Royale Energy, Inc.
----------------------------------------------------------------------------

DATE:       Thursday, August 19, 1999
TIME:       1:30 p.m.
PLACE:      Doubletree Hotel, Mission Valley
            7450 Hazard Center Drive
            San Diego, CA  92108


Matters to be Voted on:

1.     Election of seven directors to serve for the ensuing year;

2. Ratification of the selection of Brown Armstrong Randall & Reyes as the Company's independent public accountants for 1999; and

3. Transacting such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting

Shareholders of record at the close of business on June 4, 1999, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

                                         By Order of the Board of Directors,

                                         /signed/ Donald H. Hosmer
                                         ----------------------------------
                                         Donald H. Hosmer
                                         President and Secretary

                                  PROXY STATEMENT

Your proxy, using the enclosed form, is solicited by the Company's board of directors for use at the annual meeting of shareholders to be held August 10, 1999, and at any adjournment thereof. This proxy statement has information about the annual meeting and was prepared by the Company's management for the Board of Directors. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

                             A) GENERAL INFORMATION


The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages. By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting.

1) Changing or Revoking Your Proxy Vote

You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising the Company's Secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

2) Who may Vote

Each shareholder of record at the close of business on June 4, 1999, is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting, except that under certain circumstances shareholders may be entitled to cumulate their votes in voting for directors. (See Proposal 1: Election of Directors.) On April 30, 1999, the Company had outstanding 3,816,856 shares of Common Stock, 9,375 shares of Series A Convertible Preferred Stock, and 43,750 shares of Series AA Convertible Preferred Stock entitled to vote at the meeting.

3) Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

4) How your Votes are Counted

We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast, but will not be counted as votes for or against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

This proxy statement and the accompanying proxy form were first mailed on or about July 16, 1999, to shareholders entitled to vote at the meeting.

                            B)  ITEMS OF BUSINESS

Proposal 1:     ELECTION OF DIRECTORS

Seven directors will be elected to serve on the Company's board of directors until the next annual meeting of shareholders or until their successors are elected and qualified. Seven of the seven currently serving directors have be nominated for reelection to the board.

a)  Voting

The seven nominees receiving the highest number of votes will be elected. Signed proxies received will be voted for the election of the nominees listed
in this proxy statement, all of whom have agreed to serve if elected.   Should
any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes witheld for a nominee will not be counted.

b)  Cumulative Voting

Cumulative voting allows a shareholder to cast for any one or more candidates a number of votes greater than their number of shares. For cumulative voting to be in effect, at least one shareholder must give notice of their intent to cumulate votes prior to the commencement of voting. If any shareholder has given notice of the intent to cumulate votes, then each shareholder has the right to give one candidate a number of votes equal to the number of directors to be elected (seven) multiplied by the number of shares held by the shareholder, or distributing such number of votes among as many candidates as the shareholder sees fit. For example, if you have 100 shares, you will have 700 votes. You can give all your votes to one nominee or distribute your votes among as many nominees as you would like.

c)  Nominees for the Board of Directors

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The board of directors recommends a vote FOR the election of each of the following seven nominees for director.
----------------------------------------------------------------------------

Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as director of the Company. Membership on board committees, attendance at board and committee meetings, and ownership of stock in the Company are indicated in separate sections following the individual resumes of the nominees.

Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of June 1, 1999.


                             Nominees for Director

                           First Became Director
Name               Age      or Executive Officer      Positions Held

Harry E. Hosmer     68             1987          Chairman of the Board

Donald H. Hosmer    45             1987          President, Secretary and
                                                 Director. Chairman of the
                                                  the Board and President of
                                                 affiliate Royale Petroleum
                                                 Corporation ("RPC")

Stephen M. Hosmer     32            1991          Chief Financial Officer and
                                                  Director.  Secretary and
                                                 Director of RPC.

Oscar  Hildebrandt   63            1995          Director
/2

Rodney Nahama        65            1994          Director

George M. Watters    79            1991          Director
/1, /2

Gilbert C. L. Kemp   65            1998          Director


/1   Member of the audit committee of the board of directors.
/2   Member of the compensation committee of the board of directors.

d)  Nominee Profiles

The following summarizes the business experience of each director and executive officer for the past five years.

Harry E. Hosmer - Chairman of the Board

Mr. Hosmer has served as Chairman since the Company began operations in 1987, and from inception in 1987 until June 1995, he also served as President and Chief Executive Officer. In October 1985, Mr. Hosmer and three of his sons founded Royale Petroleum Corporation, an affiliate of the Company. Prior to his founding of the Royale companies, Mr. Hosmer was Vice President of an Oklahoma oil and natural gas exploration and development company.
He was a member ofthe Independent Petroleum Association's Speaker's Bureau and its Capital Formation Committee. Mr. Hosmer also served as President of Brookhill Publishing Company, a publisher of leading trade publications, which was subsequently acquired by Harcout, World, Jovanovich & Brace.
He was also an officer of Petra Company, a real estate development company. Mr. Hosmer serves as a member ofthe Board of Directors of the Overseas Council, an international organization providing scholarships for the education of young leaders in third world countries, and of New Europe Vision, which provides help to developing Eastern European countries.

Donald H. Hosmer - President, Chief Executive Officer, Director, and co-founder of Royale Energy, Inc.

In October, 1985 Mr. Hosmer, along with his father and brothers, founded Royale Petroleum Corporation, the principal shareholder of the Corporation. In October, 1986, Energy, Inc. (The Company) was incorporated in order to combine the function of the prior two companies in preparation for the involvement of outside shareholders for the first time. Mr. Hosmer was responsible for the marketing aspects of the Company. In this capacity, his department has funded over $35,000,000 in oil and natural gas acquisitions since 1984. Mr. Hosmer publishes the Royale Energy Report, a quarterly energy publication giving its readers an informative summary of company activities, as well as, the state of the natural gas industry. He is a member of the Speakers Bureau of the Independent Petroleum Association of America (IPAA) and registered as an oil and gas industry expert on the Business Wire's ExpertSource service. He has successfully directed the funding of 150 oil and natural gas wells throughout the major geologic basins in the US. Under his leadership Royale became the largest independent natural gas producer in California. After graduation from college, he joined Cox Broadcasting where he became Systems Sales Manager with a 70-member staff. Since Mr. Hosmer was appointed C.E.O. in the second quarter of 1995, the Company has been profitable every quarter, with a 12% return on equity for fiscal year 1998.

Stephen M. Hosmer - Chief Financial Officer, Director, Secretary

Mr. Hosmer joined the Company in May 1988. He was responsible for establishing the Company information management system and forming the Operating Division of Royale Energy, Inc. In this capacity, he brought the Company into the Sacramento Basin through a joint venture with Pacific Gas & Electric Resources resulting in the drilling of the Victor Ranch wells. Mr. Hosmer has also been responsible for heading up the acquisition team. As such, he has concluded the acquisition of Arkoma Production Company from Jerry Jones and the acquisition of Vernon E. Faulconer Inc. in 1997. In June of 1995, the Board of Directors appointed Mr. Hosmer as Chief Financial Officer. Mr. Hosmer attended Oral Roberts University in Tulsa, Oklahoma.

Oscar Hildebrandt, D.V.M. - Director

Dr. Hildebrandt has been a director of Royale Energy, Inc. since 1995. He is currently a financial advisor and educator. Dr. Hildebrandt practiced veterinary medicine for 35 years, organizing and acting as senior partner of a 10 veterinarian group practice. During that time he managed the pension plan and profit-sharing plan for the group practice. Dr. Hildebrandt was instrumental in starting several businesses that subsequently were sold to large national corporations and was the director, organizer and chairman of the board of Fidelity National Bank of Medford, Wisconsin. He attended both the University of Wisconsin and University of Minnesota, graduating from the University of Minnesota with a Bachelor's degree and D.V.M. degree. He has been involved in oil and gas investments for 33 years.

Rod Nahama - Director

Mr. Nahama, a leading geologist with over 31 years of hands-on experience in finding oil and natural gas in California and Oregon basins, joined Royale's Board of Directors in 1994. Since 1994, Mr. Nahama has pursued private business interest, including the provision of geologic consulting services to the company. Mr. Nahama has discovered some of the largest producing wells in California. He worked for many years as an exploration geologist for energy companies prior to co-founding Nahama & Weagant Energy Company in 1979. His expertise in exploring, developing, producing and selling natural gas in California and Oregon is well recognized throughout the United States.

George M. Watters - Director

Mr. Watters has been a Director of Royale Energy, Inc. since 1991. He has many years of senior management experience, including 23 years with Amoco, in all phases of downstream petroleum operations - marketing, refining, trading and commercial development. He was instrumental in the conception and development of two successful grass roots refining and marketing projects in Australia and Singapore. His last assignment was Chief Executive of Amoco Shipping and Trading Company, residing in London. Prior to his affiliation with Amoco, he held various management positions with the former Standard-Vacuum Oil Company, jointly owned by Exxon and Mobil. He is a graduate of MIT and also attended their Management Program for Senior Executives.

Gilbert C.L. Kemp - Director

Mr. Kemp, the founder of Kemp Geophysical is one of the industry's foremost experts in 2D and 3D seismic data acquisition. Since 1954 Mr. Kemp has acquired data throughout the US and the world. Mr. Kemp directed the acquisition of data in a number of challenging areas, and developed techniques for improving data quality, resulting in greater reserve recovery. In his efforts to improve data quality while reducing costs, Mr. Kemp led the industry in acquiring simultaneous multi-line data. This early 3D provided greater data accuracy at a cost significantly less than independently acquired single lines. The industry has come to rely on seismic more heavily as an exploration tool. Kemp Geophysical along with three other geophysical companies merged to become 3D Geophysical. This was the first company to put its primary focus on 3D seismic in 1996. Western Atlas bought 3D Geophysical and Len is Western Atlas' Manager of California Operations.

e) Board of Directors' Committee Assignments

Five meetings of the board of directors were held in 1998. No director attended less than 75% of the board meetings held in 1998.

------------------------------------------------------------------------------
Audit Commmittee
------------------------------------------------------------------------------

Purpose: To assist the Board of Directors in carrying out its responsibility as to the independence and competence of the Company's independent public accountants.

Number of Meetings Held in 1998: Three

Members:    Harry E. Hosmer
            George M. Watters
            Oscar Hildebrandt

Attendance: No director attended less than 75% of the committee metings held in 1998.

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Compensation Committee
-----------------------------------------------------------------------------

Purpose: To review and make recommendations to the board of directors on setting the salaries of the board's officers and the compensation to be paid to members of the board of directors who are not employees of the Company.

Number of Meetings Held in 1998: Three

*Members:   Rod Nahama
            Oscar A. Hildebrandt
            Don Hosmer
            Steve Hosmer


*None of the committee members are officers or employees of the Company, nor officers or employees of any other corporation on whose board of directors any Company officer serves as a member.

Attendance: No director attended less than 75% of the committee meetings held in 1998.

f)  Compensation of Directors

The Company compensates non-employee directors for their service on the board
of directors.   No directors received any stock options or stock appreciation rights in 1998. The following table indicates the cash compensation paid to directors, other than Named Officers, in 1998.

      (a)                   (b)
     Name                Annual Retainer

Oscar Hildebrandt            $6,800
Rodney Nahama           $6,800
George M. Watters          $6,800
Gilbert C.L. Kemp            $1,309

g)  Executive Compensation

The following table summarizes the compensation of the chairman of the board and the president of the Company and its subsidiaries, Harry E. Hosmer and Donald H. Hosmer (the "Named Officers"), for the fiscal years ended December 31, 1998, 1997, and 1996.

                        Summary Compensation Table

                                                     Long Term
                                                     Compensation
                          Annual Compensation        Awards
                     ------------------------------

(a)                (b)  (c)       (d)     (e)          (f)           (g)

Name               Year Salary    Bonus   Other       Securities     All
                                          Annual      Underlying    Other
                                        Compensation  Options    Compensation

Donald H. Hosmer
President          1998 $121,169 $10,000   $368       $51,750 /2     $1,600 /2
                   1997 $103,974           $356
                   1996 $100,000           $703
Harry E. Hosmer
President          1998 $130,000           $669
                   1997 $110,000           $299
                   1996 $122,444           $882

                                                     Long Term
                                                     Compensation
                          Annual Compensation        Awards
                     ------------------------------

(a)                (b)  (c)       (d)     (e)          (f)           (g)

Name               Year Salary    Bonus   Other       Securities     All
                                          Annual      Underlying    Other
                                        Compensation  Options    Compensation
Stephen M. Hosmer
Chief Financial    1998 $97,808 $10,000      $340      $34,500 /2   $2,769 /3
                   1997 $75,995              $361
                   1996 $73,385              $412

/1 Under the terms of a plan adopted by the board of directors in 1989, Harry E. and Donald H. Hosmer have elected to participate in wells drilled by the Company. (See, Certain Relationships and Related Transactions.) The costs incurred by Messrs. Harry and Donald Hosmer for interests acquired in wells pursuant to this policy are less than would have been the cost of purchasing an equivalent percentage as working interests in these wells which are sold to unaffiliated outside investors. The difference between the Hosmers' actual cost and the cost incurred by outside investors could be considered as additional compensation to them. However, the Company's management does not believe that the amount of such difference is significant. In addition, prior to June 1995, the Company advanced funds to Harry and Donald Hosmer to pay for their well participation interests. To the extent that the advances amount to interest free loans, Harry and Donald Hosmer could also be considered to have received additional compensation. The Other Compensation in the foregoing table consists of the amounts which the Company's management believe may be considered income to be imputed from such foregone interest. The imputed interest was estimated using approximate amounts due at the end of each period, as if that amount had been due for the entire period. The imputed interest rate used by the Company is currently 7.5% simple interest per annum. In June 1995, the Company's policy regarding advancement of funds was changed. The Current policy requires that all such purchases of interests in wells must be paid in cash prior to the drilling of the well.

/2 Amount received upon resale of stock options to the Company in September 1998 by Donald Hosmer and Stephen Hosmer.

/3 Company's matching contribution for Donald Hosmer and Stephen Hosmer to the Company's retirement savings plan initiated in April 1998.


In 1998, the Company did not maintain a retirement plan or "Section 401(k)" compensation plan on behalf of its employees.

h)  Stock Options Granted in 1998

No stock options were granted to officers, directors, or employees during 1998.


i)  Aggregated 1998 Option Exercises and Year-End Values

Neither of the Named Officers exercised any stock options or stock appreciation rights in 1998, 1997, or 1996. The following table summarizes the number and value of all unexercised stock options held by the Named Officers at the end of 1998.

                    Option Exercises and Year-End Value Table

  (a)               (b)          (c)         (d)             (e)
                                          Number of
                                          Securities       Value of
                                          Underlying    Unexercised In-
                  Number of               Unexercised      the-Money
                  Securities              Options/ SARs   Options/SARs
                  Underlying              at FY-End (#)   FY-End ($) /1
                  Options/SARs   Value    Exercisable/     Exercisable/
 Name             Exercised     Realized  Unexercisable   Unexercisable

-----------------------------------------------------------------------------
Harry E. Hosmer       -            -        45,000/0        $35,700/0
Donald H. Hosmer   30,000 /2    $51,750     15,000/0        $   900/0
Stephen M. Hosmer  20,000 /2    $34,500     10,000/0        $   600/0


/1   Based on a fair market value of $3.06 per share, which was the closing bid price of the Company's Common Stockin the Nasdaq National Market System on December 31, 1998.

/2 On September 29, 1998, the noted officers exercised their rights to resell previously granted stock options to the Company under a plan
adopted by the board of directors in    July 1998, offering to
repurchase officers' stock options prior to September 30, 1998. Donald Hosmer and Stephen Hosmer sold their stock options to the Company for $1.72 per share, which was the difference between the exercise price of the stock options ($1.90 per share) and the stock's closing market price on September 30, 1998 ($3.62 per share).

j)  Security Ownership of Certain Beneficial Owners and Management

The following tables contain information regarding the ownership of the Company's voting securities as of December 31, 1998, by:

i) Each person who is known by the Company to own beneficially more than 5% of the outstanding shares of each class of equity securities;

ii)  each director of the Company, and

iii) all directors and officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the tables possesses sole voting and investment power with respect to its or his shares.

1.0 Common Stock
On December 31, 1998, 3,808,613 shares of the Company's Common Stock were outstanding.

                         Common Stock Shareholders

                                              Shares Owned /1
Shareholder /2                      Number                  Percent

-----------------------------------------------------------------------------
Royale Petroleum Corporation       1,274,076 /3, /4         31.54%
Donald H. Hosmer                   1,290,076 /3, /4         31.96%
Harry E. Hosmer                       45,000     /4          1.17%
Oscar A. Hildebrandt                  59,033     /5          1.54%
Stephen M. Hosmer                  1,285,236 /3),/4         31.84%
Gilbert C.L. Kemp                      5,000      Less than 1%
Owen LeTissier
   St. Peter Port
   Guernsey, Channel Islands         400,000     /6         10.35%
Rodney Nahama                         14,000          Less than 1%
George M. Watters                     77,500     /7          2.02%

                                              Shares Owned /1
Shareholder /2                      Number                  Percent
-----------------------------------------------------------------------------
All directors and officers
as a group (7 persons)             1,501,859     /3          35.99%


/1    Includes shares which the listed shareholder has the right to acquire before March 1,1999, from options or warrants, as follows: Royale Petroleum Corporation 230,555, Donald H. Hosmer 15,000, Harry E. Hosmer 45,000, Stephen M. Hosmer 10,000, Oscar Hildebrandt 20,000, Rodney
Nahama 14,000, George M. Watters 30,000, and all officers and directors as a group 134,000.

/2    Unless otherwise indicated, the mailing address of each listed shareholder is 7676 Hazard Center Drive, Suite 1500, San Diego,
California 92108.

/3 Because Messrs. Donald and Stephen Hosmer are directors of Royale Petroleum Corporation ("RPC") and have power to vote the shares of Common Stock owned by RPC, pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, each of them may be deemed to be the beneficial owner of all the Common Stock owned by RPC. Accordingly, the 1,274,076 shares of the Company owned by RPC are included in the number of shares held by both Donald and Stephen Hosmer and in the number of shares owned by all officers and directors as a group.

/4 Donald H. and Stephen M. Hosmer are sons of Harry E. Hosmer, Chairman of the Board.

/5    Includes shares held by a family partnership of which Dr. Hildebrandt is a 50% partner and shares held by a trust of which Dr. Hildebrandt is trustee.

/6   The Company's transfer records reflect that Owen LeTissier holds 400,000 shares as the Trustee of two foreign charitable trusts.

/7   Includes Common Stock held by a trust of which Mr. Watters is the
Trustee.

2.0  Preferred Stock

Holders of each series of preferred shares have voting rights equal to the number of shares into which they are convertible. None of the Preferred shareholders have the right to vote as much as 5% of the shares entitled to vote when taking into account the total number of both Common and Preferred Shares. On December 31, 1998, there were 43,750 shares of Series A and 50,000 shares of Series AA Convertible Preferred Stock outstanding. The shares of each series of Convertible Preferred Stock is convertible into the

Company's Common Stock at the option of the security holder, at the rate of two shares of Convertible Preferred Stock for each share of Common Stock.

                           Preferred Stock Shareholders


                                    Series A             Series AA

Shareholder /1                    Number     %        Number     %
Richard G. and Margaret E. Algire    3,125     33.3%
Marjorie Carson                                          6,250   14.28%
June L. Ginnings                                         3,125    7.14%
Overland Bank                                            6,250   14.28%
Audrey Sanabria & B.G. Dienelt, Jr.                      3,125    6.25%
George Singleton                                         6,250   14.28%
Charles Swaner                                           6,250   14.28%
James S. Trowbridge                   6,250    66.7%
William W. Well                                          6,250   14.28%
Jerome Winston                                           6,250   14.28%
Nim E. Wire                                              6,250   14.28%
All officers and directors
as a group(7 persons)                     0     0.0%         0     0.0%


/1 The mailing address of each listed shareholder is 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

k)  Certain Relationships and Related Transactions

In 1989, the board of directors adopted a policy (the "1989 policy") that permits each director and officer of the Company to purchase from the Company, at its cost, up to one percent (1%) fractional interest in any well to be drilled by the Company. When an officer or director elects to make such a purchase, the amount charged per each percentage working interest is equal to the actual pro rata cost to the Company of drilling and completion costs, rather than the higher amount that the Company charges to working interest holders for the purchase of a percentage working interest in a well. Of the current officers and directors, Donald Hosmer, Stephen Hosmer, Harry E. Hosmer, and Oscar Hildebrandt have at various times elected to purchase interests in certain wells drilled by the Company under the 1989 policy.

Under the 1989 policy, officers and directors may elect to participate in wells at any time up until drilling of the prospect commences. Participants do not pay a set, turnkey price (as do outside investors who purchase undivided working interests from the Company), but are liable for all direct costs and expenses through completion of a well, whether or not the well drilling and completion expenses exceed the Company's cost estimates. Thus, they participate on terms much the same as would be afforded to other oil and gas industry participants or joint venturers. Participants are invoiced for their share of direct costs of drilling and completion as expenses are incurred by the Company.

Officer and director participants under this program do not pay some expenses paid by outside, retail investors in working interests, such as sales commission, if any, or marketing expenses. The outside, turnkey drilling agreement investors, on the other hand, are not obligated to pay additional costs if a drilling project experiences cost overruns or unanticipated expenses in the drilling and completion stage. Accordingly, the Company's Management believes that the terms on which officers and directors participate in wells under the Board of Directors' policy are being offered their interests on terms the same as could be obtained by unaffiliated oil and gas industry participants in arms-length transactions, albeit those terms are different than the turnkey agreement under which outside investors purchase fractional undivided working interests from the Company.

Donald and Stephen Hosmer have each individually participated in 32 wells under the 1989 policy. Donald and Stephen Hosmer have also participated in 27 wells in the name of RPC, a corporation jointly owned by them, beginning in 1996. The Hosmer Trust, a trust for the benefit of family members of Harry E. Hosmer, has participated in 31 wells.

During 1998, Donald and Stephen Hosmer invested in one well under the 1989 policy in the name of RPC and was charged a total of $710 for its 0.25% interest. Also in 1998, RPC was charged $3,592 for wells in which it purchased interests in 1997, but which were not drilled until 1998.

Donald Hosmer's 1998 investments in wells under the 1989 policy totaled $5,833 for 0.25% interests in seven wells. In 1998, Stephen Hosmer invested purchased 0.25% interests in four wells and 0.125% interests in three wells under the 1989 policy, for a total investment of $4,453.

The Hosmer Trust purchased 1.0% interests in seven wells during 1998 for a total investment of $23,330.

Prior to June 1995, the Company had advanced to the participants under the 1989 policy, the funds with which to purchase their interests, with funds to be repaid from future production from the working interests, with advances to be repaid from well production. Each month, participants are credited with well income and charged with well expenses from producing wells, at the same time as other investors including working interest purchasers. Each officer and director who participates in one or more wells with the Company has a single account to which all charges and income from all wells is credited. In June 1995, the Company's policy regarding the advancement of funds was changed. Current policy requires that all such purchases of interests in wells must be paid in cash. At December 31, 1998, the following executive officers and their affiliates owed the following amounts on advances for well participations: Donald Hosmer $5,720; Stephen Hosmer $4,578; RPC $526; the Hosmer Trust $14,513.


Proposal 2:  RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


-----------------------------------------------------------------------------
The board of directors recommends a vote FOR the proposal to ratify the selection of Brown Armstrong Randall & Reyes. Proxies solicited by the board of directors will be so voted unless shareholders specify otherwise in their proxies.
-----------------------------------------------------------------------------

With the approval of the members of the audit committee, the board of directors has selected Brown Armstrong Randall & Reyes as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year 1998. Brown Armstrong Randall & Reyes was engaged on May 12, 1994 and has examined the Company's financial statements for each fiscal year from 1994 to the present.

Although this appointment is not required to be submitted to a vote of the shareholders, the board of directors believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the audit committee will investigate the reasons for shareholder rejection and the board will reconsider the appointment.

A representative of Brown Armstrong Randall & Reyes will be present at the annual meeting to respond to questions.

A majority of the votes cast is required to ratify the appointment of the independent public accountants.


Proposal 3:  OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed. The proxy being solicited by the board of directors provides authority for the proxy holders, Donald H. Hosmer and Stephen M. Hosmer, to use their discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.
                                    14
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                             C) OTHER INFORMATION

1)  Annual Report

The Company's annual report for 1997, including financial statements, is being mailed to shareholders prior to or simultaneously with this proxy statement.


2)  Method and Cost of Soliciting Proxies

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. Proxies may be solicited by officers, directors, and employees of the Company in person, or by mail, courier, telephone or facsimile. In addition, the Company has retained ADP Proxy Services to solicit proxies by mail, courier, telephone and facsimile and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $625.00.

3)  Section 16(a) Beneficial Ownership Reporting Requirement

Out directors and executive officers must file reports with the securities and exchange commission indicating the number of shares of the Company's common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us.

Directors Oscar A. Hildebrandt and Gilbert C.L. Kemp have each filed one late report of purchases or sales of securities during 1998. Except for those two reports, and based solely upon on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 1998 on a timely basis.

4)  Additional Information

You may obtain, free of charge, a copy of the Company's Annual Report or Form 10-KSB for the year ended December 31, 1998 (including the financial statements and schedules thereto) filed with the Securities and Exchange Commission by writing to the Company's Secretary at 7676 Hazard Center Drive, Suite 1500, San Diego, California 92108.

5)  Proposals by Shareholders - 1999

Any proposal by a shareholder to be submitted for inclusion in proxy
                                    15
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soliciting material for the 2000 annual shareholders meeting must be receivedby the corporate secretary of the Company no later than December 31, 1999.

6)  Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement or action at the 1999 annual meeting. Management does not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.


                                         By Order of the Board of Directors,


                                         /signed/ Donald H. Hosmer
                                         -----------------------------------
                                         Donald H. Hosmer
                                         President and Secretary

                          ROYALE ENERGY FUNDS, INC.
            Shareholders' Proxy For Annual Meeting, August 19, 1999

Solicited by the Board of Directors

The undersigned hereby appoints Donald H. Hosmer and Stephen M. Hosmer, and either of them, or such other persons as the board of directors of Royale Energy Funds, Inc. (the "Company"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock, Series A Convertible Preferred Stock, and Series AA Convertible Preferred Stock of the Company, which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on August 19, 1999, and at any and all adjournments thereof.

1.   ELECTION OF DIRECTORS or any adjournment thereof.

     FOR all nominees listed below (except as marked to the contrary below.()

     NOMINEES: Harry E. Hosmer, Donald H. Hosmer, Stephen M. Hosmer, Oscar A. Hildebrandt, Rodney Nahama, George M. Watters, Gilbert C.L. Kemp.
    (Instructions: To to vote for any additional nominee, write that nominee's name in the space provided below.)

    Write in additional nominees in the space provided below.

2. Ratification of Selection of Accountants - The board of directors recommends a vote FOR the following.

     To ratify and approve the selection of Brown Armstrong Randall & Reyes as the Company's independent public accountants.

     ( )     For        ( )       Against     ( )      Abstain

3. Other Matters - The board of directors recommends a vote FOR the following.

     In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, to vote for the election of any person as a director should any person named in the proxy statement to be elected be unable to serve or for good cause cannot serve, and to vote upon matters incident to the conduct of the meeting.

     ( )      For        ( )       Against     ( )      Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING PROPOSAL 3.


Dated:
                                             (Signature of Stockholder)


Dated:
                                             (Signature of Stockholder)


Please sign exactly as your name appears on the envelope in which this material was mailed. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their president or authorized officer. Partnerships should sign in the Partnership name by an authorized person.